Exhibit 3.18A

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CLEAN HARBORS CATALYST TECHNOLOGIES, LLC”, CHANGING ITS NAME FROM “CLEAN HARBORS CATALYST TECHNOLOGIES, LLC” TO “CLEAN HARBORS CATALYST SERVICES, LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 2013, AT 3:06 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JANUARY, A.D. 2014.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4769864 8100	AUTHENTICATION:	1018290

131445287	DATE:	12-28-13
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:19 PM 12/18/2013
FILED 03:06 PM 12/18/2013
SRV 131445287 - 4769864 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:

CLEAN HARBORS CATALYST TECHNOLOGIES, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

Name of the LLC is changed to Clean Harbors Catalyst Services, LLC. Name change effective 1/1/2014.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18th day of December, A.D. 2013.

By:	/s/ Michael McDonald
Authorized Porson(s)

Name:	Michael McDonald
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